                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                   Bassett Furniture Industries, Incorporated
             (Exact Name of Registrant as Specified in its Charter)



        Virginia                                           54-0135270
(State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                    Identification Number)

P.O. Box 626                                                 24055
Bassett, Virginia                                          (Zip Code)
(Address of Principal Executive Offices)


                       2000 Employee Stock Purchase Plan
                            1997 Employee Stock Plan
                   1993 Stock Plan for Non-Employee Directors
                           (Full Title of the Plans)

                                 Jay R. Hervey
                                 Vice President
                   Bassett Furniture Industries, Incorporated
                                  P.O. Box 626
                          3525 Fairystone Park Highway
                            Bassett, Virginia 24055
                    (Name and Address of Agent for Service)
                                 (540) 629-6000
         (Telephone Number, Including Area Code, of Agent for Service)

                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                       Proposed Maximum    Proposed Maximum
    Title of         Amount to be       Offering Price        Aggregate           Amount of
 Securities to        Registered          Per Share         Offering Price    Registration Fee
 be Registered
-----------------------------------------------------------------------------------------------

Common Stock,            950,000 (1)         $13.375 (3)     $12,706,250 (3)          $3,354.45
 par value
 $5.00 per
 share, with
 Attached
 Rights to
 Purchase such
 Common Stock
 (2)
-----------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the 2000 Employee Stock Purchase Plan, the 1997 Employee Stock Plan and the 1993 Stock Plan for Non-Employee Directors which provide for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) The Rights to Purchase Common Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

(3) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 2, 2000, which was $13.375.

                                EXPLANATORY NOTE

  This Registration Statement on Form S-8 is being filed by Bassett Furniture Industries, Incorporated, a Virginia corporation (the "Registrant"), with respect to (i) 400,000 shares of the Registrant's Common Stock, par value $5.00 per share (the "Common Stock"), which may be offered and sold pursuant to the Registrant's 2000 Employee Stock Purchase Plan; (ii) 500,000 shares of the Registrant's Common Stock which may be offered and sold pursuant to the Registrant's 1997 Employee Stock Plan; and (iii) 50,000 shares of the Registrant's Common Stock which may be offered and sold pursuant to the Registrant's 1993 Stock Plan for Non-Employee Directors.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

  Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

  Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1999, filed on April 7, 2000, as amended on Forms 10-K/A filed with the Commission on March 1, 2000 and April 11, 2000;
(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 27, 2000, filed on July 11, 2000;
(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 26, 2000, filed on April 11, 2000;
(4)  The Registrant's Current Report on Form 8-K filed on March 31, 2000;
(5) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 22, 1965, as amended on Form 8-A/A filed with the Commission on July 6, 1998, including any amendments to such Registration Statement hereafter filed;

(6) The description of the Rights to purchase Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on July 6, 1998 including any amendments to such Registration Statement hereafter filed; and
(7) All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if (i) the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code and a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (ii) a determination is made by the board of directors that the facts then known would not preclude indemnification. In a proceeding by or in the right of the corporation, no indemnification may be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, except that a court may order indemnification to the extent of the director's or officer's reasonable expenses if it determines that, considering all the relevant circumstances, the director of officer is entitled to indemnification even though he was adjudged liable to the corporation. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable on the basis that personal benefit was improperly received by him. Subject to the foregoing, a corporation may indemnify a director or officer against liability incurred in a proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation and, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or by any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer. The Bylaws of the Company require the Company to indemnify the Company's directors and officers to the extent, in the manner and subject to compliance with the law.

          The Code permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          See Exhibit Index following signatures.

Item 9.  Undertakings.

          (1) The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bassett, Virginia, on this 7th day of August, 2000.

                         Bassett Furniture Industries, Incorporated


                         By:  /s/ Robert H. Spilman, Jr. *
                              -------------------------------------------
                              Robert H. Spilman, Jr.
                              President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                              Title                                   Date
----------------------------  ------------------------------------------  --------------------------------

/s/ Robert H. Spilman, Jr. *      President, Chief Executive Officer               August 7, 2000
----------------------------                 and Director
Robert H. Spilman, Jr.              (Principal Executive Officer)

/s/ Paul Fulton  *                Chairman of the Board of Directors               August 7, 2000
----------------------------
Paul Fulton

/s/ Amy W. Brinkley *                          Director                            August 7, 2000
----------------------------
Amy W. Brinkley

/s/ Peter W. Brown *                           Director                            August 7, 2000
----------------------------
Peter W. Brown

/s/ Thomas E. Capps *                          Director                            August 7, 2000
----------------------------
Thomas E. Capps

/s/ Willie D. Davis *                          Director                            August 7, 2000
----------------------------
Willie D. Davis

/s/ Alan T. Dickson  *                         Director                            August 7, 2000
----------------------------
Alan T. Dickson

/s/ Howard H. Haworth *                        Director                            August 7, 2000
----------------------------
Howard H. Haworth

/s/ Michael E. Murphy *                        Director                            August 7, 2000
----------------------------
Michael E. Murphy

/s/ Barry C. Safrit              Vice-President and Chief Accounting               August 7, 2000
----------------------------                   Officer
Barry C. Safrit                    (Principal Financial Officer and
                                    Principal Accounting Officer)

*By:    /s/ Jay R. Hervey
        -----------------
          Jay R. Hervey
        Attorney-In-Fact

                                 EXHIBIT INDEX

Exhibit Number                          Description                                           Sequentially Numbered Page
--------------                          -----------                                           --------------------------
 * 4.1                                  Registrant's Articles of Incorporation,
                                        as amended, filed with the Registrant's
                                        Form 10-Q for the fiscal quarter ended
                                        February 28, 1994, are expressly
                                        incorporated herein by this reference.

 * 4.2                                  Registrant's Bylaws, as amended, filed
                                        as Exhibit 3B to Registrant's Annual
                                        Report on Form 10-K for the fiscal year
                                        ended November 27, 1999, are expressly
                                        incorporated herein by this reference.

 * 4.3                                  Rights Agreement dated June 23, 1998
                                        between Registrant and First Union
                                        National Bank, as Rights Agent, filed
                                        as Exhibit 1 to Registrant's Form 8-A
                                        dated July 6, 1998 (File No. 0-209), is
                                        expressly incorporated herein by this
                                        reference.

   5                                    Opinion of McGuireWoods LLP

  23.1                                  Consent of Arthur Andersen LLP

  23.2                                  Consent of Dixon Odom PLLC

  23.3                                  Consent of McGuireWoods LLP (filed as part of Exhibit 5)

  24                                    Powers of Attorney

* 99.1                                  Registrant's 2000 Employee Stock
                                        Purchase Plan filed as Exhibit A to the
                                        Registrant's Schedule 14A filed February
                                        25, 2000 is expressly incorporated herein by reference.

* 99.2                                  Registrant's 1997 Employee Stock Plan
                                        filed as Exhibit A to the Registrant's
                                        Schedule 14A filed February 27, 1998 is
                                        expressly incorporated herein by reference.

 *  Previously filed.